SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

PEREGRINE SYSTEMS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3611 VALLEY CENTRE DRIVE, SAN DIEGO, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01   Other Events

On October 18, 2005, Peregrine Systems, Inc. (the “Company”) issued a press release regarding the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, which includes historical financial results for the first quarter ended June 30, 2005, and the filing of an Annual Report on Form 10-K/A, which amends its Annual Report on Form 10-K for the fiscal year ended March 31, 2005. The Annual Report on Form 10-K/A includes management’s report on internal control over financial reporting and the report of our independent registered public accounting firm that includes their report on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting. In addition, the Annual Report on Form 10-K/A amends, among other items, the classification of amortization of developed technology to include it as a component of cost of licenses in the consolidated statements of operations and presents a gross profit line item in the quarterly financial data.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated October 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2005	PEREGRINE SYSTEMS, INC.
	By:	/s/ KENNETH J. SAUNDERS
Kenneth J. Saunders
Executive Vice President and
Chief Financial Officer